Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8's (Nos. 333-43448 and 333-53780) and S-3 (No. 333-69612)
of Evolve Software, Inc. of our report dated July 30, 2001, except as to the subsequent events described in Note 19 which is as of September 27, 2001, relating to the consolidated financial statements and financial schedule which appears in this Annual Report on Form 10-K/A.

PricewaterhouseCoopers LLP

San Jose, CA
October 25, 2001